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                                                                    EXHIBIT e(1)

                             UNDERWRITING AGREEMENT

                             AETNA SERIES FUND, INC.

                              10 State House Square
                        Hartford, Connecticut 06103-3602

                                 January 1, 2002

ING Pilgrim Securities, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

                  Re:     Underwriting Agreement

Ladies and Gentlemen:

         Aetna Series Fund, Inc. is a Connecticut corporation operating as an open-end management investment company (hereinafter referred to as the "Company"). The Company is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"). The Company consists of twenty-two (22) separate series: Aetna Ascent Fund, Aetna Balanced Fund, Aetna Bond Fund, Aetna Crossroads Fund, Aetna Government Fund, Aetna Growth and Income Fund, Aetna Growth Fund, Aetna Index Plus Large Cap Fund, Aetna Index Plus Mid Cap Fund, Aetna Index Plus Protection Fund, Aetna Index Plus Small Cap Fund, Aetna International Fund, Aetna Legacy Fund, Aetna Money Market Fund, Aetna Principal Protection Fund, Aetna Principal Protection Fund II, Aetna Principal Protection Fund III, Aetna Principal Protection Fund IV, Aetna Small Company Fund, Aetna Technology Fund, Aetna Value Opportunity Fund and Brokerage Cash Reserves Fund (collectively, the "Funds"). The Company on behalf of the Funds desires to offer and sell the authorized but unissued shares of the Funds to the public in accordance with applicable federal and state securities laws.

         You have informed us that ING Pilgrim Securities, Inc. is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and principal underwriter for the shares of the Funds. We have been authorized by the Company to execute and deliver this Agreement to you by a resolution of our Board of Directors (the "Directors") adopted at a meeting of the Directors, at which a majority of Directors, including a majority of our Directors who are not otherwise interested persons of our investment manager or its related organizations, were present and voted in favor of the said resolution approving this Underwriting Agreement.

         1. Appointment of Underwriter. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive distributor of the shares (other than sales made directly by the Company without sales charge) and agree that we will deliver to you such

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shares as may be sold through your efforts. You agree to use your best efforts to promote the sale of the shares, but you are not obligated to sell any specific number of the shares.

         2. Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Company or the Funds by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the shares as our agent. You may appoint sub-agents or distribute the shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

         3. Offering Price. Shares of the Funds shall be offered at a price equivalent to its net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in the Funds' registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended or supplemented from time to time ("Registration Statement"). On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the shares, which shall be determined and become effective as of the time described in the Company's Registration Statement. The net asset value so determined shall apply to all orders for the purchase of the shares received by dealers prior to the time as of which net asset value is determined, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify you of the time when they received the particular order and that the order is placed with you prior to the time as of which net asset value is determined. To the extent that our Shareholder Servicing and Transfer Agent (collectively, "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

         4. Orders. You shall promptly advise us of all purchase orders for shares of the Funds received by you. Any order may be rejected by us; provided, however, that we will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares of the Funds. We or our agent will confirm orders upon receipt, will make appropriate book entries and, upon receipt by the Company (or its agent) of payment therefor, will deliver deposit receipts for the shares.

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         5.       Sales Commission.

                  (a)      In respect of each Class of Shares other than Class B
Shares:

                           (i)      You shall be entitled to receive a sales
commission on the sale of shares of the Funds in the amounts and according to the procedures set forth in the Funds' Registration Statement.

                           (ii)     In addition to the payments of the sales
commissions to you provided for in paragraph 5(a)(i), you may also receive compensation for expenses or a maintenance or trail fee as may be required by and described in the distribution plans adopted by the Funds pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plans").

                  (b) In respect of the Class B Common Shares of the Funds, the following provisions shall apply (if such shares are offered):

                           (i)      In consideration of your services as
principal underwriter of the Funds' Class B Shares pursuant to this Underwriting Agreement and our distribution plan pursuant to Rule 12b-l under the 1940 Act in respect of such shares (the "Class B Distribution and Service Plan"), we agree:
(I) to pay to you monthly in arrears your "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of the Class B Common Shares of the Funds outstanding on such day, and (II) to withhold from redemption proceeds your Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") and to pay the same over to you or at your direction.

                           (ii)     The Allocation Schedule attached hereto as
Schedule A and each of the provisions set forth in clauses (I) through (V) of the second sentence of Section 1(A) of the Form of Amended and Restated Distribution and Shareholder Services Plan attached hereto as Schedule B, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

                           (iii)    In addition to the payments of amounts
provided for in Section 5(b)(i) and (ii), you may also receive compensation for expenses or a maintenance or trail fee as may be required by and described in the Class B Distribution and Service Plan.

                  (c) You may allow appointed sub-agents or dealers such commissions or discounts as you shall deem advisable, so long as any such commissions or discounts are set forth in the Funds' then current Registration Statement, to the extent required by the applicable federal and state securities laws.

         6. Payment of Shares. At or prior to the time of delivery of any of our shares you will pay or cause to be paid to the Custodian, or direct the selling Sub-Agent or Dealer to pay, for our account, an amount in cash or, subject to approval by the President or Vice President of the Fund, in securities equal to the net asset value of such shares. In the event that you pay for shares sold by you prior to your receipt of payment from purchasers, you are authorized to

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reimburse yourself for the net asset value of such shares from the offering price of such shares when received by you.

         7. Redemption. (a) We represent that any of the outstanding shares of the Funds may be tendered for redemption at any time, and we represent that the Company will repurchase or redeem the shares so tendered in accordance with the Company's Articles of Incorporation and Bylaws and the applicable provisions of the Funds' Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value, less any applicable contingent deferred sales charge, unless any redemption fee if any, determined as set forth in the applicable Registration Statement (the "redemption price").

         8. Registration of Shares. No shares shall be registered on our books until (i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Agent of a certificate signed by an officer of the Company stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all shares purchased in unissued form in "book accounts", unless a request in writing for certificates is received by the Agent, in which case certificates for shares in such names and amounts as is specified in such writing will be delivered by the Agent, as soon as practicable after registration thereof on the books.

         9. Purchases for Your Own Account. You may purchase shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the shares will not be resold except through redemption by us.

         10. Sale of Shares to Affiliates. You may sell the Class A and Class C shares (if such shares are offered) at net asset value, without a sales charge as appropriate, pursuant to a uniform offer described in the Funds' current Registration Statement (i) to our Directors and officers, our investment manager or your company or affiliated companies thereof, (ii) to the bona fide, full time employees or sales representatives of any of the foregoing who have acted as such for at least ninety (90) days, (iii) to any trust, pension, profit-sharing, or other benefit plan for such persons, or (iv) to any other person set forth in the Funds' then current Registration Statement; provided that such sales are made in accordance with the rules and regulations under the 1940 Act.

         11.      Allocation of Expenses.

                  (a) We will pay the following expenses in connection with the sales and distribution of shares of the Funds:

                           (i) expenses pertaining to the preparation of our audited and certified financial statements to be included in any amendments ("Amendments") to our Registration Statement under the 1933 Act, including the Prospectuses and Statements of Additional Information included therein;

                           (ii) expenses pertaining to the preparation (including legal fees) and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements

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                  of Additional Information included in such Amendments and the first ten (10) copies of the definitive Prospectuses and Statements of Additional Information or supplements thereto, other than those necessitated by or related to your (including your "Parents") activities where such amendments or supplements result in expenses which we would not otherwise have incurred;

                           (iii) expenses pertaining to the preparation, printing, and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to our existing shareholders;

                           (iv) filing and other fees to federal and state securities regulatory authorities necessary to register and maintain registration of the shares; and

                           (v) expenses of the Agent, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including but not limited to any taxes and other governmental charges in connection therewith.

                  (b) Except to the extent that you are entitled to compensation under the provisions of any of the Distribution Plans for the Funds, you will pay the following expenses:

                           (i) expenses of printing additional copies of the Prospectus and Statement of Additional Information and any amendments or supplements thereto which are necessary to continue to offer our shares to the public; and

                           (ii) expenses pertaining to the printing of additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to our existing shareholders or incurred by you in advertising, promoting and selling our shares to the public.

         12. Furnishing of Information. We will furnish to you such information with respect to our company and its shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our shares for sale to the public under the Blue Sky Laws or in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and with such additional information regarding our financial condition, as you may reasonably request from time to time.

         13. Conduct of Business. Other than the currently effective Prospectus and Statement of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

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         You shall comply with the applicable federal and state laws and regulations where our shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc.

         14. Redemption or Repurchase within Seven Days. If shares are tendered to us for redemption or are repurchased by us within seven (7) business days after your acceptance of the original purchase order for such shares, you will immediately refund to us the full amount of any sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to us any refunds from dealers or brokers of the balance of sales commissions reallowed by you. We shall notify you of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by us.

         15. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

         16. Term of Agreement. This Agreement shall become effective on the date first written above or on such later date approved by the Company's Board of Directors, including a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the Investment Company Act of 1940) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect from the effective date of this Agreement until December 31, 2002, and shall continue in effect from year to year thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Funds or by a vote of the Directors of the Company, and (ii) by a vote of a majority of the Directors of the Company who are not interested persons or parties to this Agreement (other than as Directors of the Company), cast in person at a meeting called for the purpose of voting on this Agreement.

         17. Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Directors of the Company or by a vote of a majority of the outstanding voting securities of the Funds, on sixty (60) days' written notice to you; (ii) shall terminate immediately in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us.

         18. Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the shares upon written notice to you, and to reject any order in whole or in part.

         19. Miscellaneous. This Agreement shall be subject to the laws of the State of Arizona and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," "Prospectus" and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

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         20.      Liability. Nothing contained herein shall be deemed to protect you against any liability to us or to our shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

         21. Amendment. This Agreement may be amended with respect to the Funds by the parties only if such amendment is specifically approved by (a) the Directors or by the vote of a majority of the outstanding voting securities of the Funds, and (b) by the vote of a majority of the distinerested Directors cast in person at a meeting called for the purpose of voting on such amendment.

         If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                                      Very truly yours,

                                                      Aetna Series Fund, Inc.

                                                      /s/ Michael Gioffre
                                                      ------------------------
                                                      By: Michael Gioffre
                                                      Title: Secretary

Agreed to and Accepted:

ING PILGRIM SECURITIES, INC.

/s/ Michael J. Roland
-------------------------------
By: Michael J. Roland
Title: Executive Vice President

                                                SCHEDULE A
                                                to the Underwriting Agreement

                  UNDERWRITING AGREEMENT ALLOCATION PROCEDURES

                  CDSCs and Distribution Fees related to Shares of each separate series of Aetna Series Fund, Inc. (each a "Fund") shall be allocated by such Fund among Pilgrim Securities, Inc. ("PSI") and any replacement principal underwriter for Shares of such Fund (the "Successor Distributor") in accordance with this Schedule A.

                  Defined terms used in this Schedule A and not otherwise defined herein shall have the meaning assigned to them in the Underwriting Agreement for Shares of each Fund to which this Schedule A is attached. As used herein the following terms shall have the meanings indicated.

                  "Commission Share" means, in respect of any Fund, each Share of such Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Free Exchange) or conversion of such Share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

                  "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

                  "Free Exchange" means an exchange of a Commission Share of one Fund for a Commission Share of another Fund under circumstances where the CDSC which would have been payable in respect of a redemption of the exchanged Commission Share on the date of such exchange is waived and the Commission Share issued in such exchange is treated as a continuation of the investment in the Commission Share exchanged for purposes of determining the CDSC payable if such Commission Share issued in the exchange is thereafter redeemed.

                  "Free Share" means, in respect of any Fund, each Share of such Fund, other than a Commission Share, including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains.

                  "Inception Date" means, in respect of any Fund, the first date on which such Fund issued Shares.

                  "Net Asset Value" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares

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of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

                  "Omnibus Share" means, in respect of the Fund, a Commission Share or Free Share sold by one of the Selling Agents listed on Exhibit I to this Schedule. If PSI and its Transferees reasonably determine that the Transfer Agent is able to track all Commission Shares and Free Shares sold by any of the Selling Agents listed on Exhibit I (taking into account all information provided to the Transfer Agent by such Selling Agent on a schedule sufficient to enable the Transfer Agent to Complete all required reports involving such information in a timely manner), in the same manner as Commission Shares and Free Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then
Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that Commission Shares and Free Shares sold by such Selling Agent will no longer be treated as Omnibus Shares.

                  "Share" means, in respect of any Fund, each Class B share of such Fund.

PART I: ATTRIBUTION OF SHARES

                  Shares of each Fund, which are outstanding from time to time, shall be attributed to PSI and any Successor Distributor in accordance with the following rules;

                  (1)      Commission Shares Other Than Omnibus Shares:

                  (a) Commission Shares (excluding Omnibus Shares) attributed to PSI shall be Commission Shares (excluding Omnibus Shares) the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the last day on which PSI acts as principal underwriter of Shares for such Fund.

                  (b) Commission Shares (excluding Omnibus Shares) attributable to the Successor Distributor shall be Commission Shares (excluding Omnibus Shares) the Date of Original Issuance of which occurs on or after the first day on which such Successor Distributor acts as principal underwriter of Shares for such Fund and on or prior to the last day such Successor for Distributor acts as principal underwriter of Shares for such Fund.

                  (c) A Commission Share (other than an Omnibus Share) of a particular Fund (the "Issuing Fund") issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "Redeeming Fund") in connection with a Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to PSI or the Successor Distributor based upon such Date of Original Issuance in accordance with Part I(a) and (b) above.

                  (d) A Commission Share (other than an Omnibus Share) redeemed (other than in connection with a Free Exchange) or converted to a Class A share is attributable to PSI or Successor Distributor based upon the Date of Original Issuance in accordance with Part I(a), (b) and (c) above.

                  (2)      Free Shares Other Than Omnibus Shares:

                  Free Shares (excluding Omnibus Shares) of a Fund outstanding on any date shall be attributed to PSI or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares (excluding Omnibus Shares) of such Fund outstanding on such date are attributed to it on such date; provided that if PSI reasonably determines that the Transfer Agent or the Selling Agent is able to produce monthly reports which track the Date of Original Issuance for the Commission Shares related to such Free Shares, then the Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

                  (3)      Omnibus Shares:

                  Omnibus Shares of the Fund outstanding on any date shall be attributed to PSI or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of the Fund outstanding on such date are attributed to it on such date; provided that if PSI and its transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II: ALLOCATION OF CDSCs

                  (1) CDSCs Related to the Redemption of Commission Shares Other Than Omnibus Shares:

                  CDSCs in respect of the redemption of Commission Shares which are not Omnibus Shares shall be allocated to PSI or Successor Distributor depending upon whether the related redeemed Commission Share is attributable to PSI or Successor Distributor, as the case may be, in accordance with Part I above.

                  (2)      CDSCs Related to the Redemption of Omnibus Shares:

                  CDSCs in respect of the redemption of Omnibus Shares shall be allocated to PSI or a Successor Distributor in the same proportion that CDSCs related to the redemption of Commission Shares are allocated to each thereof; provided, that if PSI and its transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among PSI and any Successor Distributors depending on whether the related redeemed Omnibus Share is attributable to PSI or a Successor Distributor, as the case may be, in accordance with Part I above.

PART III: ALLOCATION OF DISTRIBUTION FEES

                  Assuming that the Distribution Fee remains constant over time and among Funds so that Part IV hereof does not become operative:

                  (1) The portion of the aggregate Distribution Fees accrued in respect of all Shares of all Funds during any calendar month allocable to PSI or a Successor Distributor is determined by multiplying the total of such Distribution Fees by the following fraction:

                                         (A + C)/2
                                         ---------
                                         (B + D)/2

where:

A                 =        The aggregate Net Asset Value of all Shares of all
                  Funds attributed to PSI or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B                 =        the aggregate Net Asset Value of all Shares of all
                  Funds at the beginning of such calendar month

C                 =        The aggregate Net Asset Value of all Shares of all
                  Funds attributed to PSI or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

D                 =        The aggregate Net Asset Value of all Shares of all
                  Funds at the end of such calendar month

                  (2) If PSI reasonably determines that the Fund or its transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among PSI and each Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Distribution Fees accrued in respect of all such Shares of all Funds during a particular calendar month will be allocated to PSI or each Successor Distributor by multiplying the total of such Distribution Fees by the following fraction:

                                         (A)/(B)

where:

A                 =        Average Net Asset Value of all such Shares of all
                  Funds for such calendar month attributed to PSI or such Successor Distributor, as the case may be

B                 =        Total average Net Asset Value of all such Shares of
                  all Funds for such calendar month

PART IV: ADJUSTMENT OF PSFS SHARE AND SUCCESSOR DISTRIBUTORS' SHARES

         If the terms of any Underwriting Agreement, any Plan, any Prospectus, the Conduct Rules or any other applicable law change the rate at which Distribution Fees or Service Fees are computed with reference to the Net Asset Value of Shares of any Fund, these allocation procedures must be revised in light of such changes in a manner which carries out the intent of these allocation procedures.

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                                                                       EXHIBIT I
                                                                   To Schedule A
                                                   to the Underwriting Agreement

                                 SELLING AGENTS

                                          SCHEDULE B
                                          to the Underwriting Agreement

                          FORM OF AMENDED AND RESTATED

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                             AETNA SERIES FUND, INC.

                                     CLASS B

         WHEREAS, Aetna Series Fund, Inc. (the "Company") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, shares of common stock of the Company to which this Distribution and Shareholder Services Plan ("Plan") applies currently consist of the series (each a "Fund" and collectively, the "Funds") named on Schedule 1 hereto, as such schedule may be revised from time to time;

         WHEREAS, shares of common stock of the Funds are divided into classes of shares, one of which is designated Class B;

         WHEREAS, the Company employs ING Pilgrim Securities, Inc. as distributor of the securities of which it is the issuer and may from time to time retain, pursuant to the terms of a distribution agreement with such person (each, an "Underwriting Agreement") other persons to so act pursuant to this Plan (each such person so acting from time to time, the "Distributor");

         WHEREAS, the Company and the Distributor have entered into an Underwriting Agreement pursuant to which the Company has employed the Distributor in such capacity during the continuous offering of shares of the Company; and

         WHEREAS, the Company wishes to amend and restate the Plan with respect to all Class B shares, whether issued before or after the date hereof, as set forth hereinafter.

         NOW, THEREFORE, the Company hereby amends this Plan on behalf of the Funds with respect to each Fund's Class B shares, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

         1.       A.       Each of the Funds shall pay to each Distributor, as
compensation for acting as principal distributor in respect of the Class B Shares (as hereinafter defined) of the Fund its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee"), which shall accrue daily at the rate of 0.75% per annum of the Fund's average daily net assets attributable to Class B Shares of the Fund and be payable monthly.

                  The Underwriting Agreement between the Company and each Distributor relating to the Class B Shares shall provide that:

                  (I) the Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion (as defined below) of the Distribution Fee payable in respect of the Class B Shares upon the settlement date of each sale of a "Commission Share" (as defined in the Allocation Schedule attached to the Underwriting Agreement) taken into account in determining such Distributor's Allocable Portion of such Distribution Fee;

                  (II) notwithstanding anything to the contrary in this Plan or the Underwriting Agreement, each Fund's obligation to pay such Distributor its Allocable Portion of the Distribution Fee payable shall not be terminated or modified (including, without limitation, by a change in the rules applicable to the conversion of Class B Shares into shares of another class) for any reason (including a termination of the Underwriting Agreement between such Distributor and such Fund) except:

                           (a) to the extent required by a change in the Investment Company Act of 1940 (the "Act"), the rules and regulations under the Act, the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") or other applicable law, in each case enacted or promulgated after_________________;

                           (b)      on a basis which does not alter the
                                    Distributor's Allocable Portion of the
                                    Distribution Fee computed with reference to Commission Shares, the Date of Original Issuance (as defined in the Allocation Schedule attached to the Underwriting Agreement) of which occurs on or prior to the adoption of such termination or modification and with respect to Free Shares (as defined in the Allocation Schedule) which would be attributed to such Distributor under the Allocation Schedule with reference to such Commission Shares; or

                           (c) in connection with a "Complete Termination" (as hereinafter defined) of the Plan;

                  (III) the Funds will not take any action to waive or change any contingent deferred sales charge ("CDSC") in respect of the Class B Shares, the Date of Original Issuance of which occurs, on or prior to the taking of such action except as provided in each Fund's prospectus or statement of additional information on the date such Commission Share was issued, without the consent of such Distributor and its Transferees (as hereinafter defined);

                  (IV) notwithstanding anything to the contrary in this Plan or the Underwriting Agreement, neither the termination of such Distributor's role as principal distributor of the Class B Shares, nor the termination of such Underwriting

                           Agreement, nor the termination of this Plan will terminate such Distributor's right to its Allocable Portion of the CDSCs; and

                  (V) notwithstanding anything to the contrary in the Plan or the Underwriting Agreement, such Distributor may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Distribution Fees and CDSCs and, upon receipt of notice of such Transfer, each Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries of such Underwriting Agreement, such portion of such Distributor's Allocable Portion of the Distribution Fees or CDSCs in respect of the Class B Shares so sold or pledged, and except as provided in (II) above and notwithstanding anything of the contrary set forth in this Plan or in the Underwriting Agreement, each Fund's obligation to pay such Distributor's Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B Shares shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of such Distributor.

                           For purposes of this Plan, the term "Allocable
Portion" of Distribution Fees or CDSCs payable in respect of the Class B Shares as applied to any Distributor shall mean the portion of such Distribution Fees or CDSCs payable in respect of such Class B Shares allocated to such Distributor in accordance with the Allocation Schedule (attached to the Underwriting Agreement as it relates to the Class B Shares). For purposes of this Plan and each Underwriting Agreement, the term "Complete Termination" of the Plan for a Fund means a termination of this Plan with respect to such Fund and every other distribution plan of such Fund for Class B shares, each successor company or fund, and each company or fund acquiring a substantial portion of the assets of the Fund (collectively, the "Affected Fund") involving the complete cessation of the payment of Distribution Fees in respect of all current Class B shares of the Affected Fund and each future class of shares of the Affected Fund which has substantially similar characteristics to the shares of the current Class B shares of the Fund, including the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares (all such classes of shares "Class B Shares"); provided that (a) the Directors of the Company, including the Independent Directors of the Company, shall have determined that such termination is in the best interest of the Fund and the shareholders of the Fund, and (b) such termination does not alter the CDSC as in effect at the time of such termination applicable to Commission Shares of the Fund, the Date of Original Issuance of which occurs prior to such termination.

                  B. In addition to the amount provided in 1.A above, each of the Funds shall pay to the Distributor, as the distributor of the Class B shares of such Fund, a service fee at the rate of 0.25% on an annualized basis of the average daily net assets of such Fund's Class B shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not cause the limitation upon such payments established by this Plan to be exceeded. Such fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board of Directors shall determine, subject to any applicable restriction imposed by rules of the NASD.

         2. The amount set forth in paragraph 1.A. of this Plan shall be paid for the Distributor's services as distributor of the shares of the Funds in connection with any activities or expenses primarily intended to result in the sale of the Class B shares of the Funds, including, but not limited to, payment of compensation, including incentive compensation, to securities dealers (which may include the Distributor itself) and other financial institutions and organizations (collectively, the "Service Organizations") to obtain various distribution related and/or administrative services for the Funds. These services may include, among other things, processing new shareholder account applications, preparing and transmitting to the Funds' Transfer Agent computer processable tapes of all transactions by customers and serving as the primary source of information to customers in providing information and answering questions concerning the Funds and their transactions with the Funds. The Distributor is also authorized to engage in advertising, the preparation and distribution of sales literature and other promotional activities on behalf of the Funds. In addition, this Plan hereby authorizes payment by the Funds of the cost of printing and distributing Fund Prospectuses and Statements of Additional Information to prospective investors and of implementing and operating the Plan. Distribution expenses also include an allocation of overhead of the Distributor and accruals for interest on the amount of distribution expenses that exceed distribution fees and CDSCs received by the Distributor. Payments under the Plan are not tied exclusively to actual distribution and service expenses, and the payments may exceed distribution and service expenses actually incurred.

                  The amount set forth in paragraph l.B. of this Plan may be used by the Distributor to pay securities dealers (which may include the Distributor itself) and other financial institutions and organizations for servicing shareholder accounts, including a continuing fee which may accrue immediately after the sale of shares.

         3. This Plan shall not take effect until it, together with any related agreements, has been approved by votes of a majority of both (a) the Company's Board of Directors and (b) those Directors of the Company who are not "interested persons" of the Company (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

         4. After approval as set forth in paragraph 3, and any other approvals required pursuant to the Act and Rule 12b-l thereunder, this Plan shall take effect at the time specified by the Company's Board of Directors. The Plan shall continue in full force and effect as to the Class B shares of the Funds for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

         5. The Distributor shall provide to the Directors of the Company, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         6. This Plan may be terminated as to a Fund at any time, without payment of any penalty, by vote of the Directors of the Company, by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding voting securities of Class B shares of such Fund on not more than 30 days' written notice to any other party to the Plan, and any agreement related to the Plan shall provide that it may be terminated at any time without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors on not more than 60 days' written notice to any other party to the agreement.

         7. This Plan may not be amended to increase materially the amount of the fee provided for in paragraph 1 hereof unless such amendment is approved by a vote of the shareholders of the Class B shares of the Funds, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 3 hereof.

         8. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the Act) of the Company shall be committed to the discretion of the Directors who are not such interested persons.

         9. Any agreement related to the Plan shall provide that it will terminate automatically in the event of its assignment.

         10. The Directors shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of this Plan, and any such agreement or any such report, as the case may be, must be kept in an easily accessible place for the first two years.

         11. The provisions of the Plan are severable as to each Fund. Any action required to be taken under the Plan will be taken separately for each Fund affected by the matter.

                                   SCHEDULE 1

Aetna Growth Fund
Aetna International Fund
Aetna Small Company Fund
Aetna Value Opportunity Fund
Aetna Technology Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna Bond Fund
Aetna Government Fund
Aetna Money Market Fund
Aetna Index Plus Large Cap Fund
Aetna Index Plus Mid Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Ascent Fund
Aetna Crossroads Fund
Aetna Legacy Fund
Aetna Principal Protection Fund I
Aetna Principal Protection Fund II
Aetna Principal Protection Fund III
Aetna Principal Protection Fund IV
Aetna Index Plus Protection Fund